UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2022

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-195058
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street New York, New York		10019
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02. Unregistered Sale of Equity Securities

As of October 1, 2022, the Apollo Debt Solutions BDC (the “Fund,” “ADS,” “we” or “our”) sold unregistered Class I common shares of beneficial interest (with the final number of shares being determined on October 21, 2022) to feeder vehicles primarily created to hold the Fund’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of October 1, 2022 (number of shares finalized on October 21, 2022)	3,461,749	$79,499,417

Item 7.01. Regulation FD Disclosures

October 2022 Distributions

On October 21, 2022, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I Common Shares	$0.1408	$0.0000	$0.1408
Class S Common Shares	$0.1408	$0.0166	$0.1242
Class D Common Shares	$0.1408	$0.0049	$0.1359

The distributions for each class of Shares are payable to shareholders of record as of the open of business on October 31, 2022 and will be paid on or about November 25, 2022. These distributions will be paid in cash or reinvested in shares of the Fund’s Shares for shareholders participating in the Fund’s distribution reinvestment plan.

Item 8.01. Other Events.

Net Asset Value and Portfolio Update

The net asset value (“NAV”) per share of each class of the Fund as of September 30, 2022, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of September 30, 2022
Class I Common Shares	$22.97
Class S Common Shares	$22.97
Class D Common Shares	$22.97

As of September 30, 2022, the Fund’s aggregate NAV was $2.0 billion, the fair value of its investment portfolio was approximately $4.0 billion and it had approximately $2.0 billion of principal debt outstanding, resulting in a debt-to-equity leverage ratio of approximately 1.04x. The Fund’s net leverage ratio as of September 30, 2022 was approximately 1.03x (1).

(1)

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $5.0 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	9,412,364	$221,274,910
Class S Common Shares	9,788,486	$234,897,261
Class D Common Shares	125,998	$2,945,370
Private Offering:
Class I Common Shares	72,074,311	$1,780,026,415
Class S Common Shares	—	—
Class D Common Shares	—	—
Total Offering and Private Offering *	91,401,159	$2,239,143,957

*	Amounts may not sum due to rounding.

Portfolio Commentary

(All figures as of September 30, 2022, unless otherwise noted)

In the third quarter, the public credit markets experienced continued volatility as the Fed reiterated its commitment to tighter financial conditions in order to tame inflation. The secondary price rally in the leveraged loan and high yield markets in the first half of the quarter were all but erased in the second half as investor sentiment was dampened by the elevated interest rate environment and recessionary concerns. For the quarter ended September 30, 2022, the Fund generated a return of 2.2%, which outperformed investment grade bonds (-5.1%), high yield bonds (-0.7%), and leveraged loans (1.4%), respectively.1

With banks and market participants pulling back from primary activity in the leveraged loan and high yield markets, we believe that capital providers that can provide scaled solutions, like Apollo, are being rewarded with better returns per unit of risk. In the third quarter, the Fund closed on approximately $505 million in directly originated first lien loans at a weighted average spread of 606 basis points, representing an increase of 76 basis points relative to the Fund’s directly originated loans in the first quarter.2 The weighted average yield at amortized cost of the Fund’s direct investments made in the third quarter was 9.03%, compared to 6.75% in the first quarter. Meanwhile, weighted average net loan-to-value of our directly originated first lien loans made in the third quarter have decreased since the first quarter from 46% to 39%.

As of September 30, 2022, our portfolio was approximately $4.0 billion based on fair market value across 127 issuers and 45 industries. 99% of our portfolio was first lien and 98% of our portfolio was floating rate based on fair market value. As of September 30, 2022, the weighted average yield at amortized cost for the overall portfolio was 8.48%. The median EBITDA of our portfolio companies was $296 million, and the weighted average net loan-to-value and interest coverage of our borrowers were 43% and 2.8x, respectively.3 As of September 30, 2022, we had no investments on non-accrual status.

As of September 30, 2022, the Fund’s net leverage ratio was 1.03x, and we had approximately $1.3 billion of excess availability under our secured funding facilities, subject to regulatory and borrowing base requirements. In uncertain market environments like today’s, we are focused on managing our fund leverage, funding diversity and liquidity to ensure that we have capacity to invest in attractive opportunities as they arise.

Select Recent Transaction Highlights4:

Avalara

In October 2022, Apollo served as Joint Lead Arranger on a $2.8 billion senior secured credit facility to support Vista Equity Partners’ take-private of Avalara. Avalara is an end-to-end provider of tax compliance software for businesses of all sizes. Due to Apollo’s close relationship with Vista Equity Partners and instrumental role in several of the Sponsor’s recent financings, Apollo was able to move quickly with a leadership role in the financing.

Swissport

In September 2022, Apollo served as Lead Arranger on a €600 million senior secured credit facility to support Swissport’s refinancing of its existing debt. Swissport, a portfolio company of Strategic Value Partners, is a ground and cargo handling company present in over 200 airports worldwide. Apollo leveraged its insights as a previous equity shareholder and strong relationship with Strategic Value Partners to act as the sole underwriter in the refinancing.

1.	S&P LSTA Leveraged Loan Index, ICE BofA U.S. High Yield Index, Bloomberg US Corporate Bond Index as of September 30, 2022.

2.	Represents weighted average spread on funded amount only.

3.	Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful.

4.	The financing size stated represents the entire facility size and not the Fund’s hold amount.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: October 21, 2022	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary